SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the "Agreement"), dated as of August 1, 1997, is entered into by and between The Endeavour Capital Fund S.A. ("Purchaser") and CSL Lighting Manufacturing, Inc., (the "Company"). This is the Agreement referred to as the "Purchase Agreement" in the Registration Rights Agreement (as defined in Section 6(b) hereof).

The parties hereto agree as follows:

            1. Purchase and Sale of Convertible Debentures. Upon the basis of the representations and warranties, and subject to the terms and conditions, set forth in this Agreement, the Company covenants and agrees to sell to the Purchaser on the Closing Date, at a purchase price of $600,000 (the "Purchase Price"), a convertible note in registered form in a principal amount of $600,000 and substantially in the form of Exhibit A hereto (the "Note"), such Note convertible at the option of the holder thereof into a number of Note Shares determined pursuant to Article 3 of the Note, according to the terms and conditions set forth in the Note and upon the basis of the representations and warranties, and subject to the terms and conditions set forth in this Agreement, the Purchaser covenants and agrees to purchase from the Company on the Closing Date the Note at the Purchase Price. All capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Note.

            2. Closing. The closing of the purchase and sale of the Note pursuant to Section 1 hereof shall take place on August 1, 1997 at the offices of Morse, Zelnick, Rose & Lander LLP, located at 450 Park Avenue, Suite 902, New York, New York 10022 or at such other date, time and place as the Purchaser and the Company may agree upon in writing, or at such other time at which the Escrow Agent shall have received all documents and instructions as it shall it its sole judgment deem necessary and appropriate to consummate the transactions contemplated hereby (such time and date for the closing, the "Closing Date"). The duly executed Note to be purchased by the Purchaser shall be delivered by, or on behalf of, the Company at the closing against payment of the Purchase Price therefor in immediately available funds by, or on behalf of, the Purchaser to the attorney trust account of Morse, Zelnick, Rose & Lander, LLP, (the "Escrow Agent") (Chase Manhattan Bank, Account No. 967086639, ABA Routing Number 021000021). The Escrow Agent shall receive from the Purchaser and the Company written instructions of the Purchaser and the Company in substantially the form of Exhibit B hereto (the "Closing Instructions"), instructing the Escrow Agent with respect the closing and settlement procedures. Commencing on the second business day after delivery to the Escrow Agent of the Purchase Price, the Purchaser, if the Company is not ready, willing and able to consummate the transaction in accordance with the terms of the Closing Instructions, may terminate the proposed transaction by notice to the Company and the Escrow Agent, whereupon the Escrow Agent shall redeliver the Purchase Price to the Purchaser as soon as practicable in accordance with the written instructions of the Purchaser.

            3. Representations, Warranties and Covenants of the Purchaser. The Purchaser understands, and represents and warrants to, and agrees with, the Company, that:

                  (a) The Note and the Note Shares have not been and, unless registered under the Securities Act of 1933, as amended (the "Securities Act"), in accordance with the Registration Rights Agreement (as defined in Section 6(b)), will not be registered under the Securities Act, or any other applicable securities law, and, accordingly, may not be offered, sold, transferred, pledged, hypothecated or otherwise disposed of ("Transferred") unless registered under the Securities Act or Transferred in a transaction exempt from registration under the Securities Act and any other applicable securities law;

                  (b) The Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act (an "Accredited Investor"), and is acquiring or will acquire the Note and the Note Shares for its own account. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Note and the Note Shares. The Purchaser is aware that it may be required to bear the economic risk of an investment in the Note for an indefinite period, and it is able to bear such risk for an indefinite period;

                  (c) The Purchaser is acquiring or will acquire the Note and the Note Shares for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. The Purchaser agrees to offer, sell or otherwise transfer the Note and the Note Shares only (I) in accordance with the terms of this Agreement and the Note, as applicable, and (ii) pursuant to registration under the Securities Act or an exemption from registration under the Securities Act and any other applicable securities law; and

                  (d) Without limiting the Purchaser's right to transfer the Note Shares pursuant to the Registration Rights Agreement, the Purchaser acknowledges that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and further agrees that if any of the acknowledgments, representations and agreements deemed to have been made by the Purchaser by its acquisition of the Note and the Note Shares are no longer accurate, it shall promptly notify the Company.

                  (e) The Company has furnished or made available to the Purchaser a full and complete set of its most recent definitive proxy statement in connection with its annual meeting of stockholders, its Annual Report on Form 10-KSB for its most recently completed fiscal year, its Form 10-QSB's for each of its fiscal quarters since the end of its most recently completed fiscal year and any Form 8-K's filed during its current fiscal year (collectively, the "SEC Documents"), which the Company has filed pursuant to the Securities Exchange Act of 1934, as amended.

            4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Purchaser that:

                  (a) The Company has been duly incorporated and is validly existing as a corporation under the laws of Delaware.

                  (b) This Agreement and the Registration Rights Agreement (as defined in Section 6(b)) have been duly authorized, executed and delivered by the Company and constitute valid and binding agreements, enforceable in accordance with their respective terms, and the Company has full corporate power and authority necessary to enter into such agreements and to perform its obligations thereunder.

                  (c) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of its affiliates is required for execution of this Agreement or the Registration Rights Agreement (as defined in Section 6(b)) and the performance of its obligations under such agreements, including, without limitation, the issuance and sale of the Note and the Note Shares (except for the registration of the Note Shares under the Securities Act pursuant to the Registration Rights Agreement as defined in Section 6(b)).

                  (d) Neither the sale of the Note pursuant to this Agreement, nor the performance of its obligations under this Agreement, the Note or the Registration Rights Agreement by the Company will:

                        (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles of incorporation or by-laws of the Company, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company,
(C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company is a party, by which the Company is bound, or to which any of the properties of the Company is subject, or (D) the terms of any "lockup" or similar provision of any underwriting or similar agreement to which the Company is a party; or

                        (ii) result in the creation or imposition of any lien, claim or other encumbrance upon any of the assets of the Company.

                  (e) The Note, when issued and delivered pursuant to this Agreement, will have been duly authorized, executed, issued and delivered and will constitute a legal, valid, binding and enforceable obligation of the Company.

                  (f) The Note Shares, when issued, (i) will be free and clear of any security interests, liens, claims or other encumbrances, (ii) will be duly and validly authorized and issued, (iii) will be fully paid and nonassessable, (iv) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company, and (v) will not subject the holders thereof to personal liability by reason of being such holders.

                  (g) Except as set forth in the SEC Documents, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates that would materially affect the results of operations of the Company or the execution by the Company of, or the performance by the Company of its obligations under, this Agreement, the Note or the Registration Rights Agreement.

                  (h) The Company, any person representing the Company, and, to the best knowledge of the Company, any other person selling or offering to sell the Note or the Note Shares in connection with the transaction contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the Note or the Note Shares which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

                  (i) Except as disclosed to the Purchaser or any of its affiliates in writing, the Company is not in possession of any material non-public information that, if publicly disclosed, would, or could reasonably be expected to, have an effect on the price of the Company's common stock, par value $.01 per share (the "Common Stock"), which is listed for trading on the National Association of Securities Dealers Automated Quotations Small Capitalization system ("NASDAQ").

                  (j) Assuming the accuracy of, and compliance with, the representations, warranties and covenants of the Purchaser in this Agreement, the sale of the Note and the Note Shares pursuant to this Agreement and the Note has been made in accordance with the provisions and requirements of Section 4(2) under the Securities Act ("Section 4(2)") and any applicable state law.

                  (k) None of the Company, any affiliate of the Company, or any person acting on behalf of the Company or any such affiliate has engaged, or will engage, in any general solicitation or general advertising with respect to the Note.

                  (l) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Stock is listed and trades on the Nasdaq Small Cap Market. The Company has filed all materials required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange Act for at least twelve (12) months immediately preceding the offer or sale of the Notes, and has received no notice, either oral or written, with respect to the continued eligibility for such listing. The Company has timely made all filings required under the Exchange Act during the twelve month period preceding the date hereof and is eligible to use Form S-3 to register the Note Shares.

                  (m) The Company undertakes and agrees to make all necessary filings in connection with the sale of the Notes as required by the United States laws and the regulations or any domestic securities exchange or trading market.

                  (n) Except as set forth in the SEC Documents, since January 1, 1997, there has been no material adverse development in the assets, liabilities, business properties, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole, except as disclosed in the filings of the Company with the SEC.

                  (o) None of the filings of the Company with the SEC since January 1, 1997 contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has since January 1, 1996 timely filed all requisite forms, reports and exhibits thereto with the SEC.

                  (p) Except as set forth in the SEC Documents, there is no known fact to the Company or any subsidiary (other than general economic conditions generally known to the public) that has not been disclosed in writing to the Purchaser that (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, business prospects, properties or assets of the Company or any subsidiary, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company or any subsidiary to perform its obligations pursuant to this Agreement.

            5. Covenants of the Company. The Company covenants and agrees with the Purchaser:

                  (a) to comply with all requirements of Section 4(2) with respect to the sale of the Note and the Note Shares including but not limited to the filing of a Form D with the Securities and Exchange Commission;

                  (b) to notify the Purchaser promptly if at any time during the period beginning on the date of this Agreement and ending on the Closing Date
(i) any event shall have occurred as a result of which any oral communication made by the Company, any person representing the Company, or, to the best knowledge of the Company, by any other person in connection with the transactions contemplated by this Agreement would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) there is any public disclosure of material information regarding the Company or its financial condition or results of operation;

                  (c) to cause the Note Shares to be, upon delivery, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges, security interests or other encumbrances;

                  (d) have at all times authorized and reserved for issuance, free from preemptive rights, a sufficient number of shares of Common Stock to yield a number of Note Shares sufficient to satisfy the conversion rights of the Purchaser pursuant to the terms and conditions of the Note.

            6. Conditions Precedent to the Purchaser's Obligations. The obligations of the Purchaser hereunder are subject to the performance by the Company of its obligations hereunder and to the satisfaction of the following additional conditions precedent:

                  (a) The representations and warranties made by the Company in this Agreement shall, unless waived by the Purchaser, be true and correct in all material respects as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

                  (b) The Company and the Purchaser shall have entered into a Registration Rights Agreement (the "Registration Rights Agreement") in a form satisfactory to the Purchaser.

                  (c) The Company will provide an opinion or opinions of counsel confirming in substance the representations and warranties set out in paragraphs
(a), (b), (c), (d), (e), (f), (j) and (l) of Section 4.

                  (d) None of the following shall have occurred: (i) any general suspension of trading in, or limitation on prices listed for, the Common Stock on the NASDAQ, (ii) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States, (iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) in the case of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof, (v) any limitation by the federal or state authorities on the extension of credit by lending institutions that materially and adversely affects the Purchaser.

            7. Conditions Precedent to the Company's Obligations. The obligations of the Company hereunder are subject to the performance by the Purchaser of its obligations hereunder and to the satisfaction of the condition precedent that the representations and warranties made by the Purchaser in this Agreement shall, unless waived by the Company, be true and correct in all material respects as of the date hereof and at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

            8. Transfer of Note Shares.

                  (a) Securities Act Legend. Each certificate evidencing the Note, the Note Shares, and any certificates issued upon transfer or exchange of the Note or the Note Shares shall be stamped or imprinted with a legend substantially as follows:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE; AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, THE REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

                  (b) Securities Act Compliance. Each holder (a "Holder") of a certificate evidencing the Note or the Note Shares which bears the restrictive legend set forth in Section 8(a) above (the "Restricted Securities"), and who proposes to Transfer (as defined in Section 3(a) of this Agreement) any Restricted Securities, shall give written notice to the Company of such Holder's intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed sale or other disposition in sufficient detail and may be accompanied by an opinion of legal counsel to the Holder. Promptly upon receipt of such notice, the Company shall present a copy thereof (together with any accompanying opinion of legal counsel to the Holder) to its legal counsel, and the following provisions shall apply:

                        (i) If, in the opinion of legal counsel to such Holder, satisfactory in form and substance to the Company and its legal counsel, or if such notice was not accompanied by an opinion of legal counsel to the Holder, then, if, in the opinion of legal counsel to the Company, the proposed sale or other disposition may be effected without registering the Restricted Securities involved under the Securities Act or under state securities laws, such Holder shall be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered to the Company. The Company will advise the Holder, within five (5) business days after submission of such notice, whether such Holder is entitled to so Transfer the Restricted Securities. If the Holder is entitled to so Transfer, he shall submit the stock certificate or certificates evidencing the Restricted Securities to be Transferred to the Company in proper form for Transfer and accompanied by appropriate instruments of Transfer. Restricted Securities thus Transferred (and each of the certificates evidencing any untransferred balance of the Note Shares not so transferred) shall bear the restrictive legend set forth in Section 8(a), unless, in the opinion of both such legal counsel (or legal counsel to the Company if the Holder did not present an opinion of its legal counsel), such legend is not required by the applicable provisions of the Securities Act or state securities laws; and

                        (ii) If in the reasonable opinion of either of such legal counsel (or legal counsel to the Company if the Holder did not present an opinion of its legal counsel), the proposed Transfer cannot be effected without registering the Note Shares involved under the Securities Act or state securities laws, such Holder shall not offer to Transfer or Transfer such Restricted Securities unless and until such Restricted Securities have been registered under the Securities Act or state securities laws for such purpose or an exemption from such registration becomes available pursuant to Section 8(b)(i) above. The Company has obligated itself to register the Note Shares pursuant to the terms of the Registration Rights Agreement, a copy of which is attached hereto and made a part hereof.

            9. Fees and Expenses. Each of the Purchaser and the Company agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to, the fees, expenses and disbursements of such party's counsel.

            10. Survival of the Representations, Warranties, etc. The respective agreements, representations, warranties, indemnities and other statements made by or on behalf of the Company and the Purchaser, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of any payment for the Note and the Note Shares.

            11. Notices. All notices, requests and other communications hereunder must be in writing and delivered to the parties at the following addresses or facsimile numbers:

If to the Purchaser, to:    The Endeavour Capital Fund S.A.
                            14/14 Divrei Chaim Street
                            Jerusalem, 94479 Israel
                            Attention: Mr. Shmuli Margulies
Telecopy:                   011-972-2-4443

If to the Company, to:      CSL Lighting Manufacturing, Inc.
                            27615 Avenue Hopkins
                            Valencia, California 91355-3493
                            Attention: President
Telecopy:                   (805) 294-9078

 with a copy to:            Morse, Zelnick, Rose & Lander, LLP
                            450 Park Avenue
                            New York, N.Y.  10021
Telecopy:                   (212) 838-9190

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

            12. Third Party Beneficiary. Any permitted transferee of any part of the principal amount of the Note or the Note Shares shall be a third party beneficiary of the Company's obligations under this Agreement, the Note and the Registration Rights Agreement. Such person shall have all the rights of a third party beneficiary with respect to the enforcement against the Company of any provision of this Agreement, the Note and the Registration Rights Agreement.

            13. Miscellaneous.

                  (a) This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and permitted assigns.

                  (c) This agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to conflicts of laws principles). With respect to any suit, action or proceedings relating to this Agreement, each of the Company and the Purchaser irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in the City of New York and hereby waives to the fullest extent permitted by applicable law any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Subject to applicable law, the Company agrees that final judgment against it in any legal action or proceeding arising out of or relating to this Agreement or the Note shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which judgment shall be conclusive evidence thereof and the amount of its indebtedness, or by such other means provided by law.

                  (d) The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                  (e) The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

                  (f) This Agreement, including the schedules and exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof.

            14. Time of Essence. Time shall be of the essence in this Agreement.


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

            15. Escrow Agent. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and its liability hereunder shall be limited to liability for gross negligence or willful misconduct on its part. The Issuer and the Purchaser agree to save harmless, indemnify and defend the Escrow Agent for, from and against any loss, damage, liability, judgment, cost and expense whatsoever, by reason of, or on account of, any misrepresentation made to it or its status or activities as Escrow Agent under this Agreement except for any loss, damage, liability, judgment, cost or expense resulting from gross negligence or willful misconduct on the part of the Escrow Agent.

      The Escrow Agent shall not be responsible for any failure or inability of any of the parties to perform or comply with the provisions of this Agreement, or the agreements delivered in connection herewith.

      In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely in good faith upon any document (including facsimile transmitted copies of documents), instrument or signature believed by it in good faith to be genuine and to be signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume in good faith that any person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so.

      Each party hereto acknowledges that (a) the Escrow Agent is not acting as legal counsel to such party in any manner or respect in connection with the transactions contemplated by this Agreement, and (b) the Escrow Agent is serving as an accommodation to the parties hereto. Each party further acknowledges that the Escrow Agent has acted, and acts, as legal counsel in certain matter to the Company. Each party hereto waives all claims in the nature of conflict of interest against the Escrow Agent and further agrees that in the event of any dispute which arises hereunder, or otherwise between a party and the Company, the Escrow Agent shall be free to represent the Company.

      It is understood and further agreed that the Escrow Agent shall:

      (a) be under no duty to enforce payment of any subscription that is to be paid to and held by it hereunder;

      (b) promptly notify the Purchaser and the Issuer of any discrepancy between the amounts set forth on any statement delivered by the Purchaser and/or the Issuer and the sum or sums delivered to it therewith;

      (c) be under no duty to accept funds, checks, drafts or instruments for the payment of money from anyone other than the Issuer or the Purchaser, or to give any receipt therefor except to the Issuer or the Purchaser, with a copy in each case to the Issuer;

      (d) be protected in acting upon any notice, request, certificate, approval, consent or other paper reasonably believed by it to be genuine and to be signed by the proper party or parties (including, but not limited to, copies of documents transmitted by facsimile);

      (e) be permitted to consult with counsel of its choice, and shall not be liable for any action taken, suffered, or omitted by it in accordance with the advice of such counsel; provided, however, that nothing in this subsection (e), nor any action taken by the Escrow Agent, or suffered or omitted by it in accordance with the advice of any counsel, shall relieve the Escrow Agent from liability for any claims that are occasioned by its gross negligence or willful misconduct;

      (f) not be bound by any modification, amendment, termination, cancellation, or recission of this Agreement, unless the same shall be in writing and signed by it;

      (g) be entitled to refrain from taking any action other than to keep all property held in escrow if it (i) shall be uncertain concerning its duties or rights hereunder, or (ii) shall have received claims or demands from any party, or (iii) shall have received instructions from the Purchaser and/or the Issuer which, in the Escrow Agent's opinion, are in conflict with any of the provisions of this Agreement, until it shall have received a final judgment by a court of competent jurisdiction;

      (h) have no liability for following the instructions herein or expressly provided for herein, or the written instructions given by the Purchaser and/or the Issuer; and

      (i) have the right, at any time, to resign hereunder by giving written notice of its resignation to all other parties hereto at least three (3) business days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation all cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to such person as may be designated in writing by the other parties executing this Agreement, whereupon the Escrow Agent's obligations hereunder shall cease and terminate. If no such person has been designated by such date, all obligations of the Escrow Agent hereunder shall, nevertheless, cease and terminate. The Escrow Agent's sole responsibility thereafter shall be to keep safely all property then held by it and to deliver the same to a person designated by the other parties executing this Agreement or in accordance with the directions of a final order or judgment of a court of competent jurisdiction.

      16. Shorting Position. The Purchaser has no existing short position with respect to the Common Stock and agrees not to enter into any short sales or other hedging transactions with respect to the Common Stock at any time during the first sixty (60) days after the closing of this Agreement. Purchaser further agrees that, at all times after the execution of this Agreement by the Purchaser and prior to conversion of all principal amount of the Debentures acquired by Purchaser, it will keep its purchase of the Debentures confidential, except as required by law and except as necessary in the ordinary course of Purchaser's business.

      17. Delivery of Stock. The Company will permit the Purchaser to exercise its right to convert the Note by telecopying an executed and completed Notice of Conversion to the Company and delivering within three business days thereafter, the original Notice of Conversion and Note by express courier. Each date on which a Notice of Conversion is telecopied to and received by the Company (at the telecopy number provided for in Paragraph 11 hereof) in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will transmit the certificates representing the Note Shares and the newly issued Note representing the amount of the Note which remains unconverted to the Purchaser via express courier within three business days after receipt by the Company of the original Notice of Conversion and the Note.

      18. Liquidated Damages for Failure to Deliver. The Company understands that a delay beyond the deadline for delivery, specified in Paragraph 17, could result in economic loss to the Purchaser. As compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for the late issuance of shares issuable at conversion in accordance with the following schedule (where No. Business Days Late is defined as the number of business days beyond three business days after receipt by the Company of the original Notice of Conversion and the Note:

                                      Late Payment for Each $100,000 of
                                      Equity Debenture Principal Amount
       No. Business Days Late                 Being Converted
       ----------------------         ---------------------------------

                 1                                  $50.00
                 2                                 $100.00
                 3                                 $150.00
                 4                                 $200.00
                 5                                 $250.00
                 6                                 $300.00
                 7                                 $350.00
                 8                                 $400.00
                 9                                 $450.00
                 10                                $500.00
                >10                  $500.00 + $100.00 for each Business
                                           Day Late Beyond 10 Days

      The Company shall make any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit a Purchaser's right to pursue actual damages for the Company's failure to issue and deliver Note Shares to the Purchaser. Furthermore, in addition to any other remedy which may be available to the Purchaser, in the event that the Company fails for any reason to effect delivery of Note Shares within five business days after the Delivery Date, the Purchaser will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Purchaser shall each be restored to their respective positions immediately prior to such Notice of Conversion.

      20. Non-delivery of the Note Shares. If, within ten (10) business days of the date after receipt by the Company of the original Conversion Notice and the original Note the Company shall fail to (i) issue the Note Shares, and (ii) deliver to the Purchaser the Note Shares, for any reason other than failure by the Purchaser to comply with its obligations hereunder, then the Company shall:

            (a) hold the Purchaser harmless against any loss, claim or damage arising from or as a result of such failure by the Company (including, without limitation, any such loss, claim or damage resulting from an obligation to resell the Note Shares); and

            (b) reimburse the Purchaser for all of its out-of-pocket expenses reasonably incurred, including fees and disbursements of its counsel, incurred by the Purchaser in connection with this Agreement and the transactions contemplated herein; provided however, that the Company shall then be have further liability to the Purchaser except as provided for in this Section 20.

      21. Right of First Refusal. For a period of twelve (12) months following the Closing, the Purchaser shall have a five (5) day right of first refusal to purchase any debt or equity securities (excluding sales to employees and any security sold to a strategic investor in the Company) of the Company which the Company intends to offer in a private placement transaction.

                      [Balance of Page Intentionally Blank]

            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer(s) of each party hereto as of the date first above written.

                                       CSL Lighting Manufacturing, Inc.



                                       /s/ Mark Allen
                                       ------------------------------------
                                       Name: Mark Allen
                                       Title:  Chief Operating Officer



                                       The Endeavour Capital Fund S.A.


                                       ------------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT A

                                CONVERTIBLE NOTE

THE NOTE REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE; AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, THE REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

                              --------------------

                                CONVERTIBLE NOTE
                               Due August 31, 1999

August 1, 1997                                                       $600,000.00

No. G - 1

      CSL Lighting Manufacturing, Inc., a Delaware corporation (hereinafter called the "Issuer"), for value received, hereby promises to pay to the Holder (as defined below) on August 31, 1999 the principal amount of $600,000 in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the principal office of the Issuer and to pay interest on the principal sum outstanding semi-annually, in arrears, on the last business day of each such semi-annual period after the date hereof, commencing January 31, 1998 or, if earlier, on each Conversion Date (as hereinafter defined), until the principal hereof is paid in full or has been converted, at the rate of 8% per annum (the "Note Interest Rate"), subject to
Section 6.3 hereto, computed on the basis of the actual number of days elapsed in a 365-day year. Accrual of interest shall commence on the date hereof until payment in full of the principal sum has been made or duly provided for. All accrued and unpaid interest shall bear interest at the same rate from and after the due date of the interest payment until so paid. The interest so payable, less any amounts required by law to be deducted or withheld, will be paid semi-annually in arrears in cash or, if earlier, on each Conversion Date in shares of Common Stock in accordance with conversion procedures described hereinafter, to the person in whose name this Note (or one or more predecessor Notes) is registered on the records of the Company regarding registration and transfers of the Notes on the Conversion Date. This Note is one of a series of notes issued in the aggregate principal amount of $1.3 million.

                                    ARTICLE 1
                                   DEFINITIONS

      SECTION 1.1 Definitions. The terms defined in this Article whenever used in this Note shall have the respective meanings hereinafter specified.

            (a) "Additional Capital Shares" shall have the meaning set forth in
Section 3. l(c).

            (b) "Business Day" shall mean a day other than Saturday, Sunday or any day on which banks located in the state of New York are authorized or obligated to close.

            (c) "Capital Shares" shall mean the Common Shares and any other shares of any other class of common stock, whether now or hereafter authorized, which have the right to participate in the distribution of earnings and assets of the Issuer.

            (d) "Closing Date" shall mean August 1, 1997.

            (e) "Common Shares" shall mean shares of the common stock, par value $.01, of the Issuer.

            (f) "Conversion Date" shall mean any day on which a Conversion Notice is delivered in accordance with the terms of this Note, provided that a Conversion Date must be a Business Day.

            (g) "Conversion Notice" shall have the meaning set forth in Section 3.2.

            (h) "Conversion Price" shall have the meaning set forth in Section
3. 1.

            (i) "Conversion Ratio" shall have the meaning set forth in Section 3.1.

            (j) "Current Market Price" per Common Share on any date herein specified shall be deemed to be the last trade price on such day on the National Association of Securities Dealers Automated Quotations Small Capitalization system ("NASDAQ").

            (k) "Default Interest Rate" shall be equal to the Note Interest Rate plus 6% per annum.

            (1) "Event of Default" shall have the meaning set forth in Section 6.1.

            (m) "Holder" shall mean The Endeavour Capital Fund S.A., or any person to which this Note is subsequently transferred in accordance with the terms provided herein.

            (n) "Issuer" shall mean CSL Lighting Manufacturing, Inc., a Delaware corporation, and any successor corporation by merger, consolidation, sale or exchange of all or substantially all of the Issuer's assets, or otherwise.

            (o) "Market Disruption Event" shall mean any event that results in a material suspension or limitation of trading of Common Shares on the NASDAQ (or, if the Common Shares are not listed for trading on the NASDAQ, the principal trading market for the Common Shares as determined by the Holder in its reasonable discretion).

            (p) "Maximum Rate" shall have the meaning set forth in Section 6.3.

            (q) "Note" shall mean this Convertible Note or such other Convertible Note or Notes exchanged therefor as provided in Section 2.1.

            (r) "Notes" shall mean the Convertible Note issued pursuant to the Purchase Agreement and such other Convertible Note or Notes exchanged therefor as provided in Section 2.1.

            (s) "Note Shares" when used with reference to the securities issuable upon conversion of this Note, shall mean all Common Shares now or hereafter Outstanding and securities of any other class into which the Note Shares shall hereafter have been changed, whether now or hereafter created.

            (t) "Outstanding" when used with reference to Common Shares or Capital Shares (collectively, "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Issuer or any Subsidiary.

            (u) "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            (v) "Purchase Agreement" means the Securities Purchase Agreement, dated August 1, 1997, between the Issuer and the Holder.

            (w) "Redemption Price" shall have the meaning set forth in Section 2.4.

            (x) "Registration Rights Agreement" shall have the meaning set forth in Section 6(b) of the Purchase Agreement. This is the Note referred to as the
Note in the Registration Rights Agreement.

            (y) "SEC" shall mean the United States Securities and Exchange Commission.

            (z) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as in effect at the time.

            (aa) "Senior Debt" shall have the meaning set forth in Section 4.2.

            (bb) "Senior Lender" shall have the meaning set forth in Section
4.2.

            (cc) "Subsidiary" shall mean any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Issuer.

            (dd) "Subordinated Debt" shall have the meaning set forth in Section 4.2.

            (ee) "Trading Day" shall mean any day on which trades of securities listed thereon are reported by the NASDAQ (or, if the Common Shares are not listed for trading on the NASDAQ, the principal trading market for the Common Shares) and on which no Market Disruption Event has occurred.

            (ff) "Valuation Event" shall have the meaning set forth in Section 3.1.

            (gg) "Valuation Period" shall have the meaning set forth in Section
3.1. All references to "cash" or "$" herein shall mean currency of the United States of America.

                                   ARTICLE 2
                       EXCHANGES AND TRANSFER; REDEMPTION

      SECTION 2.1 Exchange and Registration of Transfer of Notes. The Holder may, at its option, surrender this Note at the office of the Issuer and receive in exchange therefor a Note or Notes, each in the denomination of $10,000.00 or an integral multiple of $10,000.00 in excess thereof, dated as of the date of this Note, and, subject to Section 4.1, payable to such Person, or order, as may be designated by such Holder. The aggregate principal amount of such Note or Notes exchanged in accordance with this Section 2.1 shall equal the aggregate unpaid principal amount of this Note as of the date of such surrender; provided, however, that upon such exchange there shall be filed with the Issuer the name and address for all purposes hereof of the Holder or Holders of the Note or Notes delivered in such exchange. This Note, when presented for registration of transfer or for exchange, conversion or payment, shall (if so required by the Issuer) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer duly executed by, the Holder or its attorney duly authorized in writing.

      SECTION 2.2 Loss, Theft, Destruction of Note. Upon receipt of evidence satisfactory to the Issuer of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Issuer, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and unpaid principal amount dated as of the date hereof. This Note shall be held and owned upon the express condition that the provisions of this Section 2.2 are exclusive with respect to the replacement of a mutilated, destroyed, lost or stolen Note and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender.

      SECTION 2.3 Who Deemed Absolute Owner. The Issuer may deem the person in whose name this Note shall be registered upon the registry books of the Issuer to be, and may treat it as, the absolute owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of or on account of the principal of this Note, for the conversion of this Note and for all other purposes, and the Issuer shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid or the conversion so made.

      SECTION 2.4 Optional Redemption by the Issuer. The Issuer at its election, upon notice given as provided in Section 2.5, may redeem this Note in whole or in part at any time and from time to time, but only with respect to that portion of this Note for which the Company has not been provided with a Conversion Notice. The price to redeem the Note (the "Redemption Price") shall be equal to 110% of the total sum that the Holder would have received had the amount of the Note being redeemed been converted into Note Shares on the date of redemption and sold at the closing bid price on such date.

      SECTION 2.5 Notice of Redemptions; Right to Convert in Lieu of Accepting Redemptions. In the case of redemption of this Note, notice thereof shall be given in writing to the Holder not fewer than 5 nor more than 15 days prior to the date fixed for such redemption, which notice shall specify the date fixed for such redemption and make reference to this Section 2.5 pursuant to which such redemption is to be made. Such notice of redemption and all other notices to be given to the Holder shall be given by registered mail at its designated address.

      Upon notice of any redemption being given as provided in this Section 2.5, the Holder shall have the right to exercise, either in whole or in part, the conversion privilege pursuant to Article 3 hereof until 5:00 P.M. on the date fixed for redemption.

      SECTION 2.6 Surrender of Notes; Notation Thereon. Upon any redemption of a portion of the principal amount of this Note pursuant to this Article 2, the Holder at its option may require the Issuer to make and deliver, at the expense of the Issuer (other than for transfer taxes, if any), upon surrender of this Note, a new Note payable to such person or persons, or order, as may be designated by the Holder for the principal amount of this Note then remaining unredeemed, dated as of the date to which interest has been paid on the unredeemed principal amount of this Note (or, if no interest has been paid hereon, then dated as of the date of this Note), or may present this Note to the Issuer for notation hereon of the payment of the portion of the principal amount so redeemed. The Issuer may, as a condition of payment of all or any of the principal of or interest on this Note, require the Holder to present this Note for notation of such payment and, if this Note be paid in full, require the surrender hereof.

                                    ARTICLE 3

                               CONVERSION OF NOTE

      SECTION 3.1 Conversion; Conversion Price. At the option of the Holder, at any time from the ninetieth (90) day following the date of issuance of this Note until this Note is paid in full, this Note may be converted, either in whole or in part up to the principal amount hereof (or in case some portion of this Note shall have been called for redemption prior to such date, then at the portion that is not so called), together with accrued and unpaid interest thereon to the relevant Conversion Date, into Note Share (calculated as to each conversion to the nearest 1/lOOth of a Note Share), at the conversion price the ("Conversion Price") equal to seventy-five percent (75%) (the "Conversion Ratio") of the average closing bid price of the Common Stock on the five Trading Days immediately preceding the relevant Conversion Date (the "Valuation Period"), (but in no event shall such amount be in excess of 125% of the average closing bid price of the Common Stock on the five Trading Days immediately preceding the issuance date of this Note). Notwithstanding the foregoing, no more than fifty (50%) of the original principal amount of this Note shall be convertible on or before the one hundred twentieth (120th) day following issuance.

      Notwithstanding anything to the contrary contained herein, in no event shall the Holder be entitled to convert this Note into any Note Shares when the result of such conversion would entitle the Holder to receive that number of shares of the Issuer's Common Stock of which the sum of (xx) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note) and (yy) the number of shares of Common Stock issuable upon conversion of this Note, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For the purposes of this provision, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D and G thereunder, except as otherwise provided in clause (xx) of this provision.

      SECTION 3.2 Exercise of Conversion Privilege. The Purchaser may exercise its right to convert this Note, either in whole or in part, by telecopying an executed and completed Conversion Notice in the form attached hereto as Annex I (the "Conversion Notice") to the Company and delivering within three business days thereafter, the original Conversion Notice and this Note by express courier to the Issuer. Each date on which a Conversion Notice is telecopied to and received by the Company (at the telecopy number provided for in Paragraph 11 of the Purchase Agreement) in accordance with the provisions hereof shall be deemed a Conversion Date. The Issuer shall convert the Note and issue the Note Shares effective as of the Conversion Date. The Conversion Notice shall also state the name or names (with address) of the persons who are to become the holders of the Note Shares in connection with such conversion. Upon surrender for conversion, this Note shall be accompanied by a proper assignment hereof to the Issuer or in blank. As promptly as practicable after the receipt of such original Conversion Notice and the surrender of this Note as aforesaid, but in any event no more than three (3) Business Days after the Issuer's receipt of such original Conversion Notice and surrender of this Note, the Issuer shall (i) issue the Note Shares issuable upon such conversion in accordance with the provisions of this Article 3, and (ii) deliver to the Holder (X) a certificate or certificate(s) representing the number of Note Shares to which the Holder is entitled by virtue of such conversion, and (Y) cash, as provided in Section 3.3, in respect of any fraction of a Share issuable upon such conversion. Such conversion shall be deemed to have been effected at the time at which the Conversion Notice indicates so long as this Note shall have been surrendered as aforesaid at such time, and at such time the rights of the Holder as holder of this Note shall cease and the person and persons in whose name or names the Note Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Note Shares represented thereby. The Conversion Notice shall constitute a contract between the Holder and the Issuer, whereby the Holder shall be deemed to subscribe for the number of Note Shares which it will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription (and for any cash adjustment to which it is entitled pursuant to Section 3.4), to surrender this Note and to release the Issuer from all liability thereon.

      SECTION 3.3 Fractional Shares. No fractional Note Shares or scrip representing fractional Note Shares shall be issued upon conversion of this Note. Instead of any fractional Note Shares which would otherwise be issuable upon conversion of this Note, the Issuer shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the greater of the Current Market Price per Common Share at the close of business on the Business Day which next precedes the day of conversion or the Conversion Price in effect at the time of conversion. No payment or adjustment shall be made upon any conversion on account of any distribution on the Note Shares issued upon such conversion but the Holder surrendering this Note for conversion shall be entitled to receive in cash, upon any conversion, the amount of any interest accrued and unpaid to the date of such conversion on the then outstanding principal amount thereof.

      SECTION 3.4 Reclassification, Consolidation, Merger or Mandatory Share Exchange. At any time while this Note remains outstanding and unexpired, in case of any reclassification or change of Outstanding Common Shares issuable upon conversion of this Note (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding securities issuable upon conversion of this Note) or in case of any consolidation, merger or mandatory share exchange of the Issuer with or into another corporation (other than a merger or mandatory share exchange with another corporation in which the Issuer is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value, or as a result of a subdivision or combination of Outstanding Common Shares upon conversion of this
Note), or in the case of any sale or transfer to another corporation of the property of the Issuer as an entirety or substantially as an entirety, the Issuer, or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefore, execute a new Note providing that the Holder shall have the right to convert such new Note (upon terms and conditions not less favorable to the Holder than those then applicable to this Note) and to receive upon such exercise, in lieu of each Common Share theretofore issuable upon conversion of this Note, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, mandatory share exchange, sale or transfer by the holder of one Common Share issuable upon conversion of this Note had this Note been converted immediately prior to such reclassification, change, consolidation, merger, mandatory share exchange or sale or transfer. The provisions of this Section 3.4 shall similarly apply to successive reclassifications, changes, consolidations, mergers, mandatory share exchanges and sales and transfers.

      SECTION 3.5 Adjustments to Conversion Ratio. For so long as this Note is outstanding, if the Issuer (i) issues and sells pursuant to an exemption from registration under the Securities Act (A) Common Shares at a purchase price representing a percentage of the Current Market Price of the Common Shares on the date of issuance thereof that is lower than 75%, (B) warrants or options with a strike price representing a percentage of the Current Market Price of the Common Shares on the date of issuance of the warrants or options that is lower than 75%, or (C) convertible or exchangeable securities with a right to exchange at lower than 75% of the Current Market Price of the Common Shares on the date of issuance or conversion, as applicable, of such convertible or exchangeable securities; and
(ii) grants the right to the purchaser(s) thereof to demand that the Issuer register under the Securities Act such Common Shares issued or the Common Shares for which such warrants or options may be exercised or such convertible or exchangeable securities may be converted or exchanged, then the Conversion Ratio shall be reduced to equal the lowest of any such lower percentages.

                                    ARTICLE 4
                        STATUS; RESTRICTIONS ON TRANSFER

      SECTION 4.1 Status of Note. Subject to Section 4.2 below, this Note is a direct, general and unconditional obligation of the Issuer ranking pari passu with all other unsecured senior indebtedness of the Issuer, and constitutes a valid and legally binding obligation of the Issuer, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general principals of equity.

      SECTION 4.2 Subordination of Note. The payment of principal, interest, fees and other sums arising pursuant this Note (the "Subordinated Debt") is expressly subordinated, in the manner hereinafter set forth, in right of payment to the prior payment and satisfaction in full of the Senior Debt. As used herein, "Senior Debt" means the principal, interest, fees and other sums currently payable to Coast Business Credit (the "Senior Lender") and any future restructuring of such indebtedness (including any restructurings where a new lender is substituted for the Senior Lender), but not including any additional borrowings from the Senior Lender (or any substitute Senior Lender) made after the date of this Agreement. So long as any part of the Senior Debt shall be due to the Senior Lender (or any substitute Senior Lender) and unpaid, no payment of any Subordinated Debt (whether in respect of principal, interest, fees, charges or otherwise) shall be made at any time by the Company or received by the Holder, without the prior written consent of the Senior Lender (or any substitute Senior Lender). Notwithstanding the foregoing, however, the Company may convert this Note pursuant to Article 3 hereof or redeem this Note pursuant to Article 2 hereof.

      SECTION 4.3 Restrictions on Transfer. This Note, and any Note Shares issued according to the terms hereof, have not been and will not be registered under the United States Securities Act. This Note and any Note Shares may not be offered or sold, directly or indirectly, except pursuant to registration under the Act, an available exemption therefrom, or pursuant to Regulation S.

                                    ARTICLE 5
                                    COVENANTS

      The Issuer covenants and agrees that so long as this Note shall be outstanding:

      SECTION 5.1 Payment of Note. The Issuer will punctually, according to the terms hereof,(a) pay or cause to be paid the principal of, or interest on, this Note and (B) issue Note Shares upon conversion. .

      SECTION 5.2 Notice of Default. If any one or more events occur which constitute or which, with the giving of notice or the lapse of time or both, would constitute an Event of Default or if the Holder shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Issuer will forthwith give notice to the Holder, specifying the nature and status of the Event of Default or other event or of such demand or action, as the case may be.

      SECTION 5.3 Sufficient of Authorized Common Shares. (i) So long as the Current Market Price of the Common Shares is greater than or equal to 90% of the Current Market Price on the date hereof, the Issuer shall at all times have authorized and reserved for issuance, free from preemptive rights, a sufficient number of Common Shares to yield a number of Note Shares sufficient to satisfy the conversion rights of the Purchaser pursuant to the terms and conditions hereof; and

            (ii) at any time when the Current Market Price of the Common Shares is less than 90 % of such Current Market Price on the date hereof, the Issuer shall continue to reserve the number of shares of Common Stock required by clause (i) above and in addition to use its best efforts (including, without limitation, by authorizing increases in its capital) to have at all times authorized and reserved for issuance, free from preemptive rights, a sufficient number of Common Shares which will yield a number of Note Shares sufficient to satisfy the conversion rights of the Purchaser pursuant to the terms and conditions hereof and required by the drop in the market price of the Common Stock below 90% of such market price on the date hereof.

      SECTION 5.4 Insurance. The Issuer will carry and maintain in full force and effect at all times with insurers the Issuer reasonably believes to be financially sound and reputable such insurance in such amounts as is customary in the respective industries of the Issuer and such subsidiaries.

      SECTION 5.5 Payment of Obligations. The Issuer will pay and discharge at or before maturity, all its respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same;

      SECTION 5.6 Compliance with Laws. The Issuer will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

      SECTION 5.7 Inspection of Property, Books and Records. The Issuer will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities and will permit representatives of the Holder at the Holder's expense to visit and inspect any of its respective properties, to examine and make abstracts from any of its respective books and records and to discuss its respective affairs, finances and accounts with its respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

                                    ARTICLE 6
                                    REMEDIES

      SECTION 6.1 Events of Default. "Event of Default" wherever used herein means any one of the following events:

            (a) default in the issuance of Note Shares due upon conversion;

            (b) default in the due and punctual payment of the principal of, interest on, or any other amount owing in respect of, this Note when and as the same shall become due and payable, and continuance of such default for a period of five (5) calendar days; or

            (c) failure in the performance or observance of Section 5.5 of this Note and the continuance of such default for a period of thirty (30) calendar days; or

            (d) default in the performance or observance of any covenant or agreement of the Issuer in this Note (other than a covenant or agreement a default in the performance of which is specifically provided for elsewhere in this Section), and the continuance of such default for a period of thirty (30) calendar days after there has been given to the Issuer by a Holder a written notice specifying such default and requiring it to be remedied; or

            (e) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Issuer or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Bankruptcy Code or any other applicable Federal or state law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 30 calendar days; or

            (f) the institution by the Issuer or any Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable Federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer in furtherance of any such action; or

            (g) any principal or other indebtedness of the Issuer or any Subsidiary, over than-the Senior Debt, exceeding $500,000 is not repaid on its original maturity date or becomes due and payable by reason of default before its original maturity date; or

            (h) (i) the Issuer or any Subsidiary is unable to pay its debts as they fall due, stops, suspends, or threatens in writing to stop or suspend payment of all or any material part of its debts (other than debts contested in good faith by appropriate proceedings), begins negotiations or takes any proceeding or other step with a view to readjustment, rescheduling or deferral of all of its indebtedness (or any material part thereof) that it will or might otherwise be unable to pay when due or seeks the appointment of a statutory manager or proposes in writing or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or any group or class thereof or files a petition for suspension of payments or other relief of debtors of for bankruptcy or is declared bankrupt or a moratorium or statutory management is agreed or declared in respect of or affecting all or any material part of the indebtedness of the Issuer or any of its wholly owned subsidiaries, or (ii) the Issuer ceases or threatens in writing to cease to carry on all or any material part of the business carried on by the Issuer and its Subsidiaries taken as a whole and as a result of such cessation or threat of cessation, the Issuer will not be able to perform or comply with its payment obligations under this Note; or

            (i) on or after the date hereof, a final judgment or final judgments for the payment of money shall have been entered by any court or courts of competent jurisdiction against the Issuer and remains undischarged for a period (during which execution shall be effectively stayed) of 30 days, provided that the aggregate amount of all such judgments at any time outstanding (to the extent not paid or to be paid, as evidenced by a written communication to that effect from the applicable insurer, by insurance) exceeds $500,000; or

            (j) it becomes unlawful for the Issuer to perform or comply with its obligations under this Note or the Registration Rights Agreement.

      SECTION 6.2 Remedy Upon Non-Registration. In the event that an Event of Default occurs pursuant to Section 6.1(f) hereof, then, provided the Holder is not a U.S. Person as that term is defined under Regulation S of the Act, the Holder may, at its option, convert the principal amount and accrued interest under this Note into shares of Common Stock in accordance with the terms of this Note. In such event, the shares of Common Stock shall be issued pursuant to Regulation S and shall be transferable in accordance with the provisions of Regulation S as set forth below. Upon the conversion of any Note pursuant to this provision, the Company shall instruct its transfer agent to issue in the name of the holder, or such non-U.S. Person as the Holder designates, a certificate or certificates representing the shares issuable upon such conversion. The certificates issued shall either be without legend, or may contain a self-liquidating legend at the end of the restricted period under Regulation S (the "Restricted Period"). The Company warrants that the only restriction it will impose in the certificate(s) with its transfer agent will be to monitor the Restricted Period and that the shares will otherwise be freely transferable on the books and records of the Company. Nothing in this Section
6.2 shall affect in any way the Holder's, or the Holder's nominee's, obligation and agreements to comply with all applicable securities laws upon resale of the Common Stock.

      SECTION 6.3 Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and is continuing, then and in every such case any Holder may declare the principal of this Note to be due and payable immediately, by a notice in writing to the Issuer, and upon any such declaration the principal of this Note shall become immediately due and payable.

      SECTION 6.4 Default Interest Rate. (a) If any portion of the principal of or interest on the Note shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) such principal of and interest on the Note which is due and owing but not paid shall, without limiting the Holder's rights under this Note or under the Purchase Agreement, bear interest at the Default Interest Rate until paid in full.

            (b) Notwithstanding anything herein or in the Purchase Agreement to the contrary, if at any time the applicable interest rate as provided for herein shall exceed the maximum lawful rate which may be contracted for, charged, taken or received by the Lender in accordance with applicable laws of the State of New York (the "Maximum Rate"), the rate of interest applicable to the Note shall be limited to the Maximum Rate.

      SECTION 6.5 Remedies Not Waived. No course of dealing between the Issuer and the Holder or any delay in exercising any rights hereunder shall operate as a waiver by the Holder.

                                    ARTICLE 7
                                  MISCELLANEOUS

      SECTION 7.1 Register. (a) The Issuer shall keep at its principal office a register in which the Issuer shall provide for the registration of this Note. Upon any transfer of this Note in accordance with Article 2 and 4 hereof, the Issuer shall register such transfer on the Note register.

      (b) The Issuer may deem the person in whose name this Note shall be registered upon the registry books of the Issuer to be, and may treat it as, the absolute owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of interest on or principal of this Note, for the conversion of this Note and for all other purposes, and the Issuer shall not be affected by any notice to the contrary. All such payments and such conversions shall be valid and effective to satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid or the conversion or conversions so made.

      SECTION 7.2 Withholding. To the extent required by applicable law, the Issuer may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Issuer from any payments made pursuant to this Note.

      SECTION 7.3 Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES). WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS NOTE, THE ISSUER IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. SUBJECT TO APPLICABLE LAW, THE ISSUER AGREES THAT FINAL JUDGMENT AGAINST IT IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES BY SUIT ON THE JUDGMENT, A CERTIFIED COPY OF WHICH JUDGMENT SHALL BE CONCLUSIVE EVIDENCE THEREOF AND THE AMOUNT OF ITS INDEBTEDNESS, OR BY SUCH OTHER MEANS PROVIDED BY LAW.

      SECTION 7.4 Headings. The headings of the Articles and Sections of this Note are inserted for convenience only and do not constitute a part of this Note.

      IN WITNESS WHEREOF, the Issuer has caused this Note to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, on the date of this Note.

                                    CSL Lighting Manufacturing, Inc.


                                    By: /s/ Mark Allen
                                        -------------------------------------
                                          Name:  Mark Allen
                                          Title:  Chief Operating Officer

Attest


By: /s/ Kenneth S. Rose
    -----------------------------
Name:  Kenneth S. Rose
Title:  Assistant Secretary
[Corporate Seal]

                               ANNEX I TO THE NOTE
                           [FORM OF CONVERSION NOTICE]

TO _____________________:

      The undersigned owner of the Convertible Note, dated August 1, 1997, issued by CSL Lighting Manufacturing, Inc. (the "Note") hereby irrevocably exercises the option to convert $______________ of the principal amount of the Note [and accrued and unpaid interest thereon] into Common Shares, par value $.01, of CSL Lighting Manufacturing, Inc. (the "Note Shares"), in accordance with the terms of the Note. The undersigned directs that the Note Shares issuable and certificates therefor (to the extent that certificates evidencing Common Shares are then being issued by CSL Lighting Manufacturing, Inc. deliverable upon the conversion, together with any check in payment for fractional Note Shares, be issued in the name of and delivered, if appropriate, to the undersigned unless a different name has been indicated below


Dated:
                                                Signature


            Fill in for registration of Note Shares:


Please print name and address
(including zip code number)

                          REGISTRATION RIGHTS AGREEMENT

      REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of August 1, 1997 by and among CSL Lighting Manufacturing, Inc. a Delaware corporation, with headquarters located at 27615 Avenue Hopkins, Valencia, CA 91355-3493 (the "Company"), and the undersigned parties (together with affiliates, the "Initial Investors").

      WHEREAS:

      A. In connection with the Securities Purchase Agreement of even date herewith by and between the Company and the Initial Investors (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Initial Investors Convertible Notes (the "Notes") that are convertible into shares (the "Conversion Shares") of the Company's common stock (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in the Notes; and

      B. To induce the Initial Investors to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investors hereby agree as follows:

      1.    DEFINITIONS.

            (a) As used in this Agreement, the following terms shall have the following meanings:

            (i) "Investors" means the Initial Investors and any transferees or assignees who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

            (ii) "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

            (iii) "Registrable Securities" means the Conversion Shares issued or issuable and any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing.

            (iv) "Registration Statement" means a registration statement of the Company under the 1933 Act.

            (b) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

      2. REGISTRATION.

            (a) Mandatory Registration. The Company shall on or before September 1, 1997 file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of the Initial Investors (as determined pursuant to Section l0) hereof), which consent will not be unreasonably withheld) covering the resale of the Registrable Securities, which Registration Statement, to the extent allowable under the 1933 Act and the Rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Note (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions or (ii) by reason of changes in the Conversion Rate in accordance with the terms thereof. The Company shall use its best efforts to cause such registration to become and remain effective (including the taking of such steps as are necessary to obtain the removal of any stop orders); provided, that the Investors shall furnish the Company with such appropriate information in connection therewith as the Company shall reasonably request in writing. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of) the Initial Investors and its counsel prior to its filing or other submission.

            (b) Liquidated Damages. The Company shall use its best efforts to obtain effectiveness of the Registration Statement as soon as practicable. If
(i) the Registration Statement(s) covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not declared effective by the SEC on or before October 29, 1997 (other than by reason of any act or failure to act in a timely manner by the Investors or Investors' counsel), or if, after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the

Registration Statement (by reason of stop order, or the Company's failure to update the Registration Statement), or (ii) the Common Stock is not listed or included for quotation on the NASDAQ National Market System (the "NASDAQ-NMS"), NASDAQ Small Cap, the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX"), then the Company will make payments to the Investors in such amounts and at such times as shall be determined pursuant to this Section 2(b) as partial relief for the damages to the Investors by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). The Company shall pay to each holder of Registrable Securities an amount equal to the aggregate "Purchase Price" (as defined below) of the Notes held by such Investors (including, without limitation, Notes that have been converted into Conversion Shares then held by such Investors) (the "Aggregate Share Price") multiplied by two hundredths (.02) times the sum of: (i) the number of months (prorated for partial months) after the end of such 90-day period and prior to the date the Registration Statement is declared effective by the SEC, provided, however, that there shall be excluded from such period any delays which are solely attributable to changes required by the Investors in the Registration Statement with respect to information relating to the Investors, including, without limitation, changes to the plan of distribution, or to the failure of the Investors to conduct their review of the registration statement pursuant to Section 2(a) above in a reasonably prompt manner; (ii) the number of months (prorated for partial months) that sales cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective; and (iii) the number of months (prorated for partial months) that the Common Stock is not listed or included for quotation on the NASDAQ-NMS, NASDAQ Small Cap, NYSE or AMEX after the Registration Statement has been declared effective. (For example, if the Registration Statement becomes effective one (1) month after the end of such 60-day period, the Company would pay $20,000 for each $1,000,000 of Aggregate Share Price and would continue to pay $20,000 for each $1,000,000 of Aggregate Share Price until the Registration Statement becomes effective.) Such amounts shall be paid in cash or, at each Investor's option (but subject to the limitations contained in Section 3.1 of the Note), may be convertible into Common Stock at the "Conversion Price" (as defined in the Note). Any shares of Common Stock issued upon conversion of such amounts shall be Registrable Securities. If the Investor desires to convert the amounts due hereunder into Registrable Securities it shall so notify the Company in writing within two (2) business days of the date on which such amounts are first payable in cash and such amounts shall be so convertible (pursuant to the mechanics set forth in the Note), beginning on the last day upon which the cash amount would otherwise be due in accordance with the following sentence. Payments of cash pursuant hereto shall be made within ten (10) days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, interim payments shall be-made for each such thirty (30) day period. The term "Purchase Price" means the purchase price paid by the Investors for the Note. Upon agreement of both the Purchaser and the Company, any liquidated damages due under the provisions of this subparagraph may be paid in shares of

Common Stock, registered as if such stock were Note Shares, and valued at the Conversion Price, as such term is defined in Section 3.1 of the Note.

            (c) Piggy-Back Registrations. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall file with the SEC a Registration Statement relating to (i) a firm underwritten offering for its own account or the account of others under the 1933 Act of any of its equity securities or (ii) any other offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) at a time when the Registration Statement contemplated by Section l(a) hereof is not effective, the Company shall send to each Investor who is entitled to registration rights under this Section 2(c) written notice of such determination and, if within fifteen (15) days after the effective date of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Investors; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right to registration of Registrable Securities under this Section 2(c) shall be construed to limit any registration required under Section 2(a) hereof. If an offering in connection with which an Investor is entitled to registration under this Section 2(c) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

            (d) Eligibility for Form S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Initial Investors and any other Investor of the Registrable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

      3.    OBLIGATIONS OF THE COMPANY.

      In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

            (a) The Company shall on or before September 1, 1997 prepare and file promptly with SEC, a Registration Statement with respect to the number of Registrable Securities provided in Section 2(a), and thereafter use its best efforts to cause such Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing, and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which the Registrable Securities (in the opinion of counsel to the Initial Investors) may be immediately sold without registration (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. The Company shall furnish to the Investor copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits, if any), and any such Investor shall have the opportunity to object, within two
(2) business days, to any information pertaining solely to such Investor that is contained therein and the company will make the corrections reasonably requested by such Investor with respect to such information prior to filing any such Registration Statement or amendment.

            (b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement. In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities issued or issuable upon - conversion of the Preferred Stock, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefore, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable, but in any event within thirty (30) days after the necessity therefor arises (based on the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

            (c) The Company shall furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each material item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

            (d) The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Investors who hold a majority in interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

            (e) As promptly as practicable after becoming aware of such event, the Company shall notify each Investor of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

            (f) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

            (g) The Company shall permit a single firm of counsel designated by the Initial Investors to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects. Any period of review shall be added to the time in which registration is required to be filed and effective, as appropriate.

            (h) The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

            (i) The Company shall make available for inspection by (i) any Investor, (ii) any underwriter participating in any disposition pursuant to the Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Initial Investors, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless
(a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(i). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the Investor's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

            (j) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to- prevent disclosure of, or to obtain a protective order for, such information.

            (k) The Company shall use its best efforts either to (i) cause all the Registrable Securities covered by the Registration Statement to be listed on the NYSE or the AMEX or another national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or
(ii) secure the designation and quotation, of all the Registrable Securities covered by the Registration Statement on the NASDAQ-NMS or, if not eligible for the NASDAQ-NMS on the NASDAQ Small Cap and, without limiting the generality of the foregoing, to arrange for or maintain at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities.

            (1) The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

            (m) The Company shall cooperate with the Investors who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request and-registered in such names as the managing underwriter or underwriters, if any, or the Investors may request.

            (n) The Company shall use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable each holder thereof to consummate disposition of Registrable Securities.

      4.    OBLIGATIONS OF THE INVESTORS.

      In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

            (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

            (b) Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

            (c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

            (d) No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.

      5.    EXPENSES OF REGISTRATION.

      All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company.

      6.    INDEMNIFICATION.

      In the event any Registrable Securities are included in a Registration Statement under this Agreement:

            (a) To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities, and
(ii) the directors, officers, partners, employees, agents and each person who control any Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), if any, (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or
(iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in
Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

            (b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and subject to Section 6(c) such Investor will-reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this
Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

            (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Investors holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates (with the approval of the Initial Investor if it holds Registrable Securities included in such Registration Statement), if the Investors are entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

      7.    CONTRIBUTION.

      To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 1 l(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

      8.    REPORTS UNDER THE 1934 ACT.

      With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144;

            (b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

            (c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

      9.    ASSIGNMENT OF REGISTRATION RIGHTS.

      The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of Registrable Securities if (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the

Company to be bound by all of the provisions contained herein, (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement, and (vi) such transferee shall be an "accredited investor" as that term defined in Rule 501 of Regulation D promulgated under the 1933 Act.

      10.   AMENDMENT OF REGISTRATION RIGHTS.

      Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company, and Investors who hold at least seventy-five (75%) percent of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

      11.   MISCELLANEOUS.

            (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

            (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid,

      (i)   if to the Company:

      CSL Lighting Manufacturing, Inc.
      27615 Avenue Hopkins,
      Valencia, CA 91355-3493
      Attention: President

      with copy to:

      Morse, Zelnick, Rose & Lander, LLP
      450 Park Avenue, Suite 902
      New York, N.Y.  10022
      Attn.: Kenneth S. Rose, Esq.

if to the Initial Investors as set forth below their signatures appended hereto, or at such other address as each such party furnishes by notice given in accordance with this

Section 11(b), and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, four days after deposit with the United States Postal Service.

            (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof

            (d) This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal Courts located in New York County, New York with respect to any dispute arising under this Agreement or the transactions contemplated hereby.

            (e) This Agreement and the Securities Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Securities Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

            (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

            (g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (h) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

            (i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            (j) All consents and other determinations to be made by the Investors pursuant to this Agreement shall be made by the Investors holding a majority of the Registrable Securities (determined as if all Notes then outstanding had been converted into Registrable Securities).

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


                                    CSL Lighting Manufacturing, Inc.


                                    By: /s/ Mark Allen
                                        -------------------------------
                                    Name: Mark Allen
                                    Its:  Chief Operating Officer

                                    INITIAL INVESTORS

                                    Sovereign Partners LP


                                    By:
                                       -------------------------------
                                    Name:
                                         -----------------------------
                                    Its:
                                        ------------------------------